UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2007

JETBLUE AIRWAYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard Forest Hills, New York (Address of Principal Executive Offices)	11375 (Zip Code)

(718) 286-7900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On June 28, 2007, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of JetBlue Airways Corporation (the “Company”), the Board of Directors (the “Board”) of the Company approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the “Executive Plan”). The plan was adopted in order to insure stability within the Company during a period of uncertainty resulting from the possibility of a change in control of the Company.

The Executive Plan provides severance and welfare benefits to eligible employees who are involuntarily terminated from employment without cause or, in certain circumstances, when they resign during the two-year period following a change in control (a “Qualifying Termination Event”).

An employee of the Company with the title of Senior Vice President, Executive Vice President or higher rank (a “Tier I Employee”) who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. An employee of the Company with the title of Vice President or Director who is not otherwise covered by an individual employment agreement with the Company (a “Tier II Employee”) and who incurs a Qualifying Termination Event will be entitled to receive one year of salary and one times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Plan will be entitled to: (1) payment of his or her accrued but unused paid time off as of the date of termination; (2) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (3) payment for certain unreimbursed relocation expenses incurred by him or her (if any).

Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months, in the case of Tier I Employees, and one year, in the case of Tier II Employees. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the aforementioned COBRA reimbursement payments will be eliminated.

With respect to Tier I Employees with the title of Executive Vice President or a higher rank, the Executive Plan also contains an excise tax gross-up provision whereby if such select Tier I Employee incurs any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Internal Revenue Code, the select Tier I Employee will be entitled to a gross-up payment in an amount that would place the select Tier I Employee in the same after-tax position he or she would have been in had no excise tax applied. With respect to Tier I Employees with the title of Senior Vice President and all Tier II Employees, the Executive Plan caps any payments that constitute an excess parachute payment, as defined in Section 280G of the Internal Revenue Code, at 2.99 times the select Tier I Employee’s and Tier II Employee’s average compensation in the preceding five years.

The Executive Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices.

On June 28, 2007, also upon recommendation of the Compensation Committee, the Board also approved and adopted a Crewmember Change in Control Plan (the “Crewmember Plan”). The Crewmember Plan covers all employees who are not covered by the Executive Plan and have not otherwise entered into an individual employment agreement with the Company. The Crewmember Plan provides severance and other benefits to eligible employees who are involuntarily terminated from employment without cause during the two-year period following a change in control (a “Termination Event”). An employee of the Company covered by the Crewmember Plan who incurs a Termination Event will be entitled to receive three weeks of salary for each year of service (pro rated for partial years), with a minimum amount of severance equal to six weeks of salary and a maximum amount of severance equal to 26 weeks of salary, and certain other benefits, as more fully set forth in the Crewmember Plan.

Together, the Executive Plan, the Crewmember Plan, and the individual employment agreements provide change in control severance payments for all Company employees in the event of a change in control of the Company.

The foregoing description of the Executive Plan and the Crewmember Plan does not purport to be complete and is qualified in its entirety by reference to the plan documents. The Executive Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)	Amendment to Bylaws

On June 28, 2007, the Board of the Company approved the Second Amended and Restated Bylaws of the Company (as amended and restated, the “Amended Bylaws”), effective immediately.

The Amended Bylaws modify, among other sections, Article V of the Bylaws to create the position of Vice Chairman of the Board and authorize the person holding such position to execute the duties delegated to the Chairman of the Board in his/her absence or in the event that the Chairman resigns, retires, becomes deceased or otherwise ceases or is unable to act. In addition, the Vice Chairman is entitled to exercise any powers subsequently assigned to him/her by the Board or as may be provided by law.

Joel Peterson, age 60, was elected Vice Chairman of the Board. Mr. Peterson has been a member of the Company’s Board since June 1999.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, which is filed as Exhibit 3.3 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits
3.3	Second Amended and Restated Bylaws of JetBlue Airways Corporation
10.1	JetBlue Airways Corporation Executive Change in Control Severance Plan, dated as of June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
Date: June 28, 2007	By:	/s/ Edward Barnes
Vice President – Finance (principal accounting officer)